SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: September 28, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On September 28, 2004, Akorn, Inc. (the “Company”) received an executed waiver letter from The John N. Kapoor Trust dated September 20, 1989 (the “Kapoor Trust”) pursuant to which the Kapoor Trust waived the applicability of Section 9(e) of the Fourth Amendment to Convertible Bridge Loan and Warrant Agreement dated as of October 7, 2003, by and between the Company and the Kapoor Trust (the “Fourth Amendment”). Section 9(e) of the Fourth Amendment had provided that an event of default would exist under the Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended, if the Company (i) failed to obtain all necessary shareholder consents to the Tranche A Loan (as defined in the Agreement), Tranche B Loan (as defined in the Agreement), the issuance of the Tranche A Note (as defined in the Agreement) and the issuance of the Tranche B Note (as defined in the Agreement) on or prior to September 30, 2004, or (ii) on or prior to September 30, 2004, provided the Kapoor Trust with an opinion of counsel reasonably acceptable to the Kapoor Trust stating that no such shareholder consents are currently required.

     Dr. John N. Kapoor, the trustee and sole beneficiary of the Kapoor Trust, is chairman of the Company’s board of directors and a principal stock holder of the Company.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

               10.1 Waiver Letter dated September 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: September 29, 2004